Exhibit 10.101

Execution Version

SIDE LETTER AGREEMENT – ADDITIONAL SHARE ISSUANCE

This Side Letter Agreement (the “Agreement”) is made and entered into as of July 22, 2024, by and between:

Soluna2 SLC Fund II Project Holdco LLC, a (“SLC”)
100 Cambridge Street

Suite 1802

Boston, MA 02114

and

Soluna Digital, Inc. (“Developer”)
325 Washington Ave Ext.,

Albany, NY 12205

RECITALS

WHEREAS, SLC and Developer have entered into that certain Amended and Restated Limited Liability Company Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LLCA”) of Soluna DVSL II ComputeCo, LLC (the “Company”) and Contribution Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Contribution Agreement”), both dated as of July 22, 2024 (collectively, the “Agreements”), outlining the terms and conditions under which SLC will invest into the Dorothy 2 Project developed by Developer (the “Project”);

WHEREAS, with respect to the Project, the parties desire to memorialize the specific terms related to the Developer’s investment rights and obligations as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Developer Investment Rights

1.1 Purchase Rights

For a period of six months following the date hereof (such date that is six months after the date hereof, the “Contribution Deadline”), Developer shall have the right, but not the obligation, to invest into the Company up until the total ownership of Developer and it’s affiliates equals 49% ownership of the Class B Membership Interests (as defined in the LLCA), subject to the following restrictions:

a. Transaction

The investment will be a transaction whereby Developer can purchase additional Class B Membership Interests in the Company as described herein (“Units Purchased”). The purchase price per Class B Membership Interest for such Units Purchased shall be (i) beginning on the date hereof and ending on or prior to August 21, 2024, equal to $1,000 per unit (the “Initial Price”) and (ii) beginning August 22, 2024, calculated using the following formula (“Purchase Price”):

Purchase Price = the per Class B Membership Interest price previously paid by Developer for the Class B Membership Interests held by it as of the date hereof * Purchase Premium

Where, Purchase Premium = 1 + ((20% divided by 360 multiplied by the number of days after the date hereof).

Notwithstanding the foregoing, the Developer and its affiliates, within thirty (30) days after the date of this Agreement, may elect to receive Class B Membership Interests in lieu of cash for all fees owed to Developer or its affiliates in connection with the development of the Project. If such option is elected, such Class B Membership Interests shall be issued to the Developer at the Initial Price.

This investment option is available only until the Contribution Deadline, which represents a period of six months following the date of the initial investment by SLC.

b. Limit on Units Purchased

The aggregate Purchase Price of the total Units Purchased by Developer may not exceed the total unspent project capital expenditures remaining under the Engineering, Procurement, and Construction (EPC) contract. For the avoidance of doubt, the Purchase Premium does not count against the investment cap. Furthermore and notwithstanding the foregoing, if the Company issues any Qualifying Debt (as defined in the Contribution Agreement), prior to the Contribution Deadline, the Developer’s investments may not exceed an amount that will result in SLC’s investment being less than $10,000,000.

c. Amendment of LLCA and Contribution Agreement

The Parties hereby agree to amend (or amend and restate) (x) the LLCA to (a) permit issuance of the Units Purchased by Developer at the Purchase Price, (b) permit the purchase by Developer of the Units Purchased at the Purchase Price, (c) reflect the total Class B Membership Interests owned by Developer and SLC following the purchase by Developer of the Units Purchased, (d) proportionally decrease the Class B Member Contribution Cap (as defined therein) of SLC by the amount of the Purchase Price and (e) proportionally increase the Class B Member Contribution Cap of Developer by the amount of the Purchase Price, and (y) the Contribution Agreement to (a) proportionally reduce the Spring Lane Commitment (as defined therein) by the amount of the Purchase Price and (b) proportionally increase the Parent Commitment (as defined therein) by the amount of the Purchase Price.

1.2 Capital Raise Obligation

If Developer or its owner, Soluna Holdings, Inc. undertakes to raise more than $17,000,000 (the “Threshold”) through the sale and issuance of any of its or their equity securities, respectively, in any private or public offering prior to the Contribution Deadline, Developer must invest all excess funds into the Company until it owns 49% of the Class B Membership Interests. For the avoidance of doubt, (x) the sale of warrants or convertible securities shall not be considered for purposes of this section and shall not count towards the Threshold and (y) the proceeds of the sale of equity securities up to the amount of the Threshold can be used by Developer or Soluna Holdings, Inc. in its discretion.

2. Term

This Agreement shall commence on the date hereof and shall continue in full force and effect until the earlier of (i) the date Developer owns 49% of the Class B Membership Interests in the Company or (ii) the occurrence of the Contribution Deadline.

3. Miscellaneous

3.1 Entire Agreement; Amendments. This Agreement, the LLCA and the Contribution Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties, written or oral, with respect to the subject matter hereof. This Agreement may only be amended, modified, or supplemented by written agreement signed by the parties. No provision of this Agreement may be waived except in writing by the parties.

3.2 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.3 Governing Law; Jurisdiction and Service of Process.

(a) Any dispute or other matter arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

(b) Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located in the Southern District of New York, in each case located in Manhattan, in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated herein, agrees to waive any objection to venue in the State and County of New York. To the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing in any manner prescribed or permitted by Applicable Law.

(c) Each party irrevocably waives any and all right to trial by jury in any action or proceeding arising out of or in connection with this Agreement.

3.4 Counterpart; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile transmission or electronically in .PDF format and each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an electronic counterpart shall be effective as manual delivery thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Soluna2 SLC Fund II Project Holdco LLC

By:
Name:
Title:
Date:

Soluna Digital, Inc.

By:
Name:
Title:
Date:

Acknowledged by:

Soluna Holdings, Inc.

By:
Name:
Title:
Date:

[Signature Page to Side Letter (Dorothy 2)]